Exhibit 99.1

Innovative Fingerprint Drug Screening Solution Showcased at the UK’s Premier Health and Safety Event

NEW YORK, May 17, 2024 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the successful exhibition of its Intelligent Fingerprinting Drug Screening Solution at The Health & Safety Event 2024, the United Kingdom’s largest annual technology showcase exhibiting products and services that strengthen and support workplace safety standards. According to the event website, this year’s event welcomed over 250+ industry-leading exhibitors and over 11,500 attendees, including visitors from major brands such as Amazon, PepsiCo, Rolls Royce, Jaguar Land Rover, and Harvey Nichols.

The Health & Safety Event has become a crucial meeting place for individuals dedicated to maintaining safe and efficient workplaces. It served as a prominent stage for INBS to demonstrate its innovative drug screening technology. According to the event website, 77% of those who attend the show are key decision-makers, with 88% considering the show essential to their business operations.

During the event Company representatives facilitated live demonstrations with the participation of notable clients such as Stewart Osmond, Haulage & Logistics Director at WTW (Willis Towers Watson). Mr. Osmond discussed the company’s collaborative efforts in combating the under-addressed risk of drug driving within the logistics sector, highlighting how the Intelligent Fingerprinting solution has been pivotal in enhancing fleet safety and compliance.

Additionally, the Company engaged in discussions with its South American distributor about its initial steps towards a pilot program aimed at integrating the Intelligent Fingerprinting technology into hospitals and emergency services in Chile. This prospective expansion reflects the global relevance and versatility of the fingerprint-based drug screening solution.

Doug Heath, Vice President of Global Sales at Intelligent Bio Solutions, commented, “This year’s Health & Safety Event marks our most successful yet. The surge in interest and engagement from industry leaders and decision-makers validate the effectiveness and necessity of our drug screening solution and reflects the growing commitment across sectors to ensure a safer workplace environment. Our presence at the event has significantly broadened our reach and deepened our impact, facilitating key discussions and opportunities that will drive the future of workplace safety innovations.”

Harry Simeonidis, President & CEO at Intelligent Bio Solutions, added, “Our success at the 2024 Health & Safety Event reaffirms that our fingerprint drug screening technology is well suited to meet the evolving safety needs of industries worldwide. The high level of engaged and enthusiastic feedback we received further fuels our dedication to advancing non-invasive, rapid drug testing solutions. This event has been pivotal in raising the profile of our business and showcasing our drug screening technology. This year has set a new benchmark for our continued success.”

The Intelligent Fingerprinting Drug Screening System remains the world’s first to utilize fingerprint sweat for rapid detection of recent drug use, including substances such as cannabis, cocaine, opiates, and methamphetamine, delivering results in under ten minutes.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for various indications, ranging from immunological conditions to communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com